Exhibit 99.1

Offering Memorandum Excerpts

The following table sets forth as of March 31, 2009:

(1)	Harrah’s Operating Company, Inc.’s (“Harrah’s Operating”) cash and cash equivalents and capitalization on an actual basis;

(2)	Harrah’s Operating’s cash and cash equivalents and capitalization on an as adjusted basis to give effect to the consummation of the private exchange offers (the “2009 Exchange Offers”) and cash tender offers (the “Retail Cash Tender Offers”) by Harrah’s Operating, the cash tender offers (the “HBC Tender Offers”) by Harrah’s BC, Inc. (“HBC”), in each case for certain outstanding debt securities of Harrah’s Operating (the “Old Notes”), the offer by Harrah’s Operating to lenders of certain of its outstanding interim loans to exchange new 10.0% Second-Priority Senior Secured Notes due 2018 (the “New Second Lien Notes”) for such outstanding loans (the “Interim Loans Exchange Offer”), and the subsequent open market purchases by Harrah’s Operating and HBC of notes of the same series as the notes that were subject to the Exchange Offers and HBC Tender Offers, respectively (collectively, the “2009 Exchange Offer Transactions”); and

(2)	Harrah’s Operating’s cash and cash equivalents and capitalization on an as adjusted basis to give effect to both (a) the consummation of the 2009 Exchange Offer Transactions, and (b) the proposed offering.

	As of March 31, 2009
	Actual	As Adjusted for the 2009 Exchange Offer Transactions(1)	As Adjusted for the 2009 Exchange Offer Transactions and the proposed offering
	(in millions) (unaudited)
Cash and cash equivalents	$1,314	$1,261	$1,290

Debt:
Term Loan(2)	$7,178	$7,178	$6,346
Revolving credit facility(3)	1,803	1,803	1,371
Notes offered hereby(4)	—	—	1,323
Second Lien Notes(5)	691	2,062	2,062

Subsidiary guaranteed unsecured senior debt(6)	5,772	753	753
Unsecured senior notes(7)	1,981	1,686	1,686
Unsecured senior subordinated notes(8)	505	380	380
Other(9)	135	135	135

Total debt, including current portion	18,065	13,997	14,056
Equity(10)	(129)	3,638	3,619

Total capitalization	$17,936	$17,635	$17,675

(1)	The 2009 Exchange Offer Transactions include purchases by Harrah’s Operating of notes in the open market subsequent to the consummation of the 2009 Exchange Offers.

(2)	Upon the closing of the Merger (as defined in the most recent report of Harrah’s Entertainment, Inc. (“Harrah’s Entertainment”) on Form 10-K, filed March 17, 2009), Harrah’s Operating entered into a seven-year $7,250 million term loan facility, all of which was drawn at the closing of the Merger. Harrah’s Entertainment guarantees this facility, and all of the material wholly owned domestic subsidiaries of Harrah’s Operating have pledged their assets to secure this facility.
(3)	Upon the closing of the Merger, Harrah’s Operating entered into a six-year $2,000 million revolving credit facility, of which $1,803 million was drawn at March 31, 2009. In addition, there were approximately $179 million in letters of credit outstanding under this facility at March 31, 2009. Harrah’s Entertainment guarantees this facility, and all of the material wholly owned domestic subsidiaries of Harrah’s Operating have pledged their assets to secure this facility. Of the payoff associated with the transactions described herein, approximately $232 million is a permanent reduction of commitments under the revolving credit facility.
(4)	Consists of $1,375 million aggregate principal amount of senior secured notes offered hereby. The notes are being offered at a price of 96.225% of their face value, resulting in approximately $1,323 million of gross proceeds. The approximately $52 million discount will accrete and be included in interest expense until the notes mature.
(5)	“Actual” amounts include the book values of $215 million of 10% Second-Priority Notes due 2015 and $848 million of 10% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on December 24, 2008, and are inclusive of amounts paid in fees in connection with the exchange offers. “As Adjusted” amounts also reflect the additional $3,705 of notes that were issued in connection with the 2009 Exchange Offers and are inclusive of amounts paid in fees in connection with the 2009 Exchange Offers. The face amount of such notes is $4,768 million.
(6)	“Actual” amounts consist of $4,200 million of 10.75% Senior Notes due 2016, $1,129 million of 10.75%/11.5% Senior Toggle Notes due 2018, $343 million of senior unsecured cash pay interim loans scheduled to mature in 2016 and $100 million of senior unsecured toggle interim loans scheduled to mature in 2018. All of this indebtedness is guaranteed on a joint and several basis by Harrah’s Entertainment and each of the Subsidiary Pledgors (as defined in the Indenture for the 10% Second Priority Senior Secured Notes due 2015 and the 10% Second Priority Senior Secured Notes due 2018 issued in connection with the exchange offers that we consummated on December 24, 2008). “As Adjusted” reflects the face amount of such debt.
(7)	The “Actual” unsecured senior notes consists of the book values of the following notes: $52 million of 8% Senior Notes due 2011, $279 million of 5.375% Senior Notes due 2013, $346 million of 5.5% Senior Notes due 2010, $864 million of 5.625% Senior Notes due 2015, $610 million of 5.75% Senior Notes due 2017, $651 million of 6.5% Senior Notes due 2016, $0.8 million of 7.5% Senior Notes due 2009, $0.6 million of 7% Senior Notes due 2013 and $0.2 million of Floating Rate Contingent Convertible Senior Notes due 2024, all of which are obligations of Harrah’s Operating and guaranteed by Harrah’s Entertainment.
(8)	The “Actual” unsecured senior subordinated notes consist of the book values of the following notes: $234 million of 8.125% Senior Subordinated Notes due 2011 and $299 million of 7.875% Senior Subordinated Notes due 2010.
(9)	Consists of the book values of the following debt: $25 million of 6% Secured Debt due 2010, $24 million of unsecured Uruguay bonds due 2010, $70 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds and approximately $13 million of miscellaneous other indebtedness.
(10)	As adjusted amounts include adjustments to equity for the gains recognized on the 2009 Exchange Offer Transactions and the write-off of unamortized deferred financing costs related to the proposed offering.

As of March 31, 2009, on a pro forma basis after giving effect to the proposed offering and the 2009 Exchange Offer Transactions, the Registrant and its consolidated subsidiaries would have had $23,299 million face value of outstanding indebtedness, and for the three months ended March 31, 2009, pro forma debt service payment obligations of $743 million, including pro forma cash interest expense of $367 million. In addition, as of March 31, 2009, on a pro forma basis after giving effect to the proposed offering and the 2009 Exchange Offer Transactions, Harrah’s Operating would have had $17,552 million face value of outstanding indebtedness, and for the three months ended March 31, 2009, pro forma debt service payment obligations of $697 million, including pro forma cash interest expense of $321 million.

This filing includes “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events. The proposed offering is subject to a number of conditions, including amendment of Harrah’s Operating’s senior secured credit facilities, and there can be no assurance whether such offering will be completed on the terms discussed above or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Registrant does not undertake any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this filing.